Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Parametric Sound Corporation of our report dated November 4, 2013, relating to our audit of the consolidated financial statements of VTB Holdings, Inc. as of and for the year ended December 31, 2012, included in Parametric Sound Corporation Proxy Statement on Schedule 14A filed on December 3, 2013.

/s/ FREED MAXICK CPAs, P.C.

Buffalo, New York

February 14, 2014